Exhibit 99.1

FPIC Insurance Group, Inc.
REPORTS FIRST QUARTER 2009 RESULTS

JACKSONVILLE, Fla. (Business Wire) – May 6, 2009 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ:  FPIC) reported for the first quarter of 2009:

—	operating earnings (1) of $8.4 million, or $1.08 per diluted common share, as compared to $10.9 million, or $1.19 per diluted common share, for the first quarter of 2008; and

—	net income of $8.4 million, or $1.07 per diluted common share, as compared to $10.8 million, or $1.18 per diluted common share, for the first quarter of 2008.

(1)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time.  For additional information, see the section entitled Non-GAAP Financial Measures, found later in this press release.

“We are very pleased to report continued strong operating results,” said John R. Byers, President and Chief Executive Officer.  “The success of our business strategies is evidenced by our solid financial performance, our record high policyholder retention and our growth in policyholders.”   Mr. Byers added, “We remain committed to driving sustainable shareholder value and building on our success to date.”

Other Unaudited Financial and Operational Highlights for First Quarter 2009

(as compared to first quarter 2008 unless otherwise indicated)

—	Our national and Florida policyholder retention was 97 percent compared to 95 percent national retention and 96 percent Florida retention for the comparable period in 2008.
—
During the quarter, we recognized $4 million in favorable prior year reserve development compared to $4.5 million in first quarter 2008.  The resulting calendar year loss ratio was 61 percent compared to 57 percent for 2008.

—	Lower rates in our Florida market, offset to some extent by growth in professional liability policyholders, resulted in a 12 percent decline in net premiums written.
—	Consolidated revenues were 12 percent lower primarily as the result of lower Florida premium rates, as well as lower net investment income.
—
Net investment income was 7 percent lower as a result of a decline in average invested assets and a lower yield on cash and cash equivalents partially offset by a slight increase in the average yield on fixed income securities.

—
Our expense ratio was 24 percent compared to 22 percent for 2008.  The higher ratio was primarily due to lower net premiums earned, as well as a lesser impact from the recovery of previous insurance guaranty fund assessments.

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—
Book value per common share grew 4 percent from December 31, 2008 to $34.53 as of March 31, 2009.  The statutory surplus of our insurance subsidiaries as of March 31, 2009 was $236.7 million and the ratio of net premiums written to surplus was 0.7 to 1.

—	On April 20, 2009, A.M. Best affirmed the A- (Excellent) financial strength rating of our insurance subsidiaries with a stable outlook.
—	On March 20, 2009, Fitch Ratings affirmed the A- (Strong) insurer financial strength rating and stable outlook of our insurance subsidiaries.
—
On a trade date basis, we repurchased 315,188 shares of our common stock during the three months ended March 31, 2009 at an average price of $37.30 per share.  Through May 1, 2009, we have repurchased an additional 87,473 shares of our common stock at an average price of $33.30 per share, and had remaining authority from our Board of Directors to repurchase an additional 550,141 shares as of that date.

Conference Call Information

We will host a conference call at 11:00 a.m., Eastern Time, Thursday, May 7, 2009, to review our first quarter 2009 results.   To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 95427919.

The conference call will also be broadcast live over the Internet in a listen-only format via the Company’s corporate website at http://www.fpic.com.  To access the call from the Company’s home page, click on “Investor Relations” where a conference call link will be provided to connect listeners to the call.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, May 7, 2009, via e-mail to ir@fpic.com.  The Company will also provide a link on the “Investor Relations” page of its corporate website where questions can be submitted.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, May 7, 2009, and ending at 11:59 p.m., Eastern Time, Thursday, May 14, 2009.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the conference ID code 95427919.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, May 7, 2009, on the Company’s website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by the forward-looking statements contained in this press release include, but are not limited to:

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i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The actual amount of our new and renewal business;
vi)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vii)	The unpredictability of court decisions and our exposure to claims for extra contractual damages and losses in excess of policy limits;
viii)	Developments in financial and securities markets that could affect our investment portfolio;
ix)	Legislative, regulatory or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
x)	The passage of additional or repeal of current tort reform measures, and the effect of such current measures and tort reform measures already in effect;
xi)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
xii)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xiii)	The loss of the services of any key members of senior management;
xiv)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and
xv)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on March 4, 2009, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 6, 2009.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Non-GAAP Financial Measures

To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the tables below the caption “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information

FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
225 Water Street, Suite 1400
Jacksonville, Florida  32202

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data Based on the Consolidated Statements of Income:

(in thousands, except earnings per common share)	For the Quarter Ended
	March 31, 2009	March 31, 2008
Revenues
Net premiums earned	$38,412	44,293
Net investment income	7,220	7,747
Net realized investment losses	(58)	(92)
Other income	95	97
Total revenues	45,669	52,045

Expenses
Net losses and loss adjustment expenses	23,240	25,155
Other underwriting expenses	9,106	9,941
Interest expense on debt	895	1,065
Other expenses	—	7
Total expenses	33,241	36,168

Income before income taxes	12,428	15,877
Less: Income tax expense	4,041	5,049
Net income	$8,387	10,828

Basic earnings per common share:	$1.10	1.22
Basic weighted-average common shares outstanding	7,655	8,857

Diluted earnings per common share:	$1.07	1.18
Diluted weighted- average common shares outstanding	7,824	9,159

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Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except data per common share)	As of	As of
	March 31, 2009	December 31, 2008
Total cash and investments	$704,737	712,665
Total assets	$985,043	997,985
Liability for losses and loss adjustment expenses ("LAE")	$547,369	555,848
Liability for losses and LAE, net of reinsurance	$414,240	419,997
Long-term debt	$46,083	46,083
Accumulated other comprehensive loss, net	$(10,376)	(12,389)
Shareholders' equity	$258,656	259,894
Book value per common share	$34.53	33.31
Book value per common share, excluding the impact of unrealized investment losses (1),(2)	$35.30	34.30
Tangible book value per common share (1),(3)	$33.08	31.92
Common shares outstanding	7,491	7,803
Consolidated statutory surplus of insurance subsidiaries	$236,683	242,812

(in thousands)	For the Quarter Ended
	March 31, 2009	March 31, 2008
Cash flows from continuing operations
Net cash provided by operating activities	$2,768	10,919
Net cash provided by (used in) investing activities	$3,112	(6,729)
Net cash used in financing activities	$(12,413)	(9,572)

(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)	Excludes the impact of accumulated other comprehensive loss associated with investments of $5.8 million as of March 31, 2009 and $7.7 million as of December 31, 2008.
(3)	Excludes goodwill of $10.8 million as of March 31, 2009 and December 31, 2008.

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Selected Insurance Data:

	For the Quarter Ended
(in thousands)		Percentage
	March 31, 2009	Change	March 31, 2008
Direct premiums written (1)	$45,604	-12%	51,855
Assumed premiums written	—	0%	—
Ceded premiums written (1)	(6,345)	13%	(7,269)
Net premiums written	$39,259	-12%	44,586

	As of	Percentage	As of
	March 31, 2009	Change	March 31, 2008
Professional liability policyholders in force	13,829	3%	13,380
Professional liability policyholders in force under alternative risk arrangements	211	160%	81
Total professional liability policyholders in force	14,040	4%	13,461

(1)
Includes $1.5 million and $1.3 million of premiums associated with alternative risk arrangements for the three months ended March 31, 2009 and 2008, respectively.  Management fees for such arrangements are included in other income.

	For the Quarter Ended
(in thousands)		Percentage
	March 31, 2009	Change	March 31, 2008
Net paid losses	$18,535	56%	11,911
Less: Net paid losses on assumed business in run-off	481	234%	144
Net paid losses excluding assumed business in run-off	18,054	53%	11,767

Net paid LAE	10,462	-20%	13,048
Less: Net paid LAE on assumed business in run-off	—	-100%	70
Net paid LAE excluding assumed business in run-off	10,462	-19%	12,978

Net paid losses and LAE excluding assumed business in run-off	$28,516	15%	24,745

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Selected Insurance Data (continued):

	For the Quarter Ended
		Percentage
	March 31, 2009	Change	March 31, 2008
Total professional liability claims closed without indemnity payment	149	27%	117
Total professional liability incidents closed without indemnity payment	147	60%	92
Total professional liability claims and incidents closed without indemnity payment	296	42%	209

Total professional liability claims with indemnity payment	92	42%	65

CWIP ratio on a rolling four quarter basis(1)	37%		30%

CWIP ratio, including incidents, on a rolling four quarter basis (1)	19%		14%

(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

	For the Quarter Ended
		Percentage
	March 31, 2009	Change	March 31, 2008
Total professional liability claims reported during the period	172	-2%	175
Total professional liability incidents reported during the period	263	18%	222
Total professional liability claims and incidents reported during the period	435	10%	397

Total professional liability claims and incidents that remained open	3,411	-1%	3,462

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Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio to the Combined Ratio, Excluding Insurance Guaranty Fund Recoveries:

		For the Quarter Ended
		March 31, 2009	March 31, 2008
Loss ratio
Current accident year		70.9%	67.0%
Prior accident years		-10.4%	-10.2%
Calendar year loss ratio	A	60.5%	56.8%

Underwriting expense ratio	B	23.7%	22.4%
Insurance guaranty fund recoveries		-1.0%	-1.7%
Underwriting expense ratio excluding insurance guaranty fund recoveries	C	24.7%	24.1%

Combined ratio (Sum of A+B)		84.2%	79.2%

Combined ratio excluding insurance guaranty fund recoveries (Sum of A+C)		85.2%	80.9%

Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the Quarter Ended
	March 31, 2009	March 31, 2008
Net income	$8,387	10,828

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment losses, net of income taxes	(36)	(57)
Total adjustments	(36)	(57)

Operating earnings	$8,423	10,885

Diluted earnings per common share	$1.07	1.18
Less: Adjustments to reconcile net income to operating earnings	(0.01)	(0.01)
Operating earnings per common share	$1.08	1.19

Diluted weighted-average common shares outstanding	7,824	9,159

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Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	March 31, 2009	December 31, 2008
Shareholders' equity	$258,656	259,894
Adjustments to reconcile shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(10,833)
Tangible shareholders' equity	$247,823	249,061

Common shares outstanding	7,491	7,803

Book value per common share	$34.53	33.31

Tangible book value per common share	$33.08	31.92

Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Net Unrealized Investment Gains (Losses):

(in thousands, except per common share data)	As of	As of
	March 31, 2009	December 31, 2008
Shareholders' equity	$258,656	259,894
Less: Accumulated other comprehensive loss associated with investments	(5,817)	(7,721)
Shareholders' equity, excluding accumulated other comprehensive loss associated with investments	$264,473	267,615

Common shares outstanding	7,491	7,803

Book value per common share	$34.53	33.31

Book value per common share, excluding the impact of net unrealized investment gains (losses)	$35.30	34.30

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